PROMISSORY NOTE

$[                      ][     ] __, 2023

Bountiful, Utah

FOR VALUE RECEIVED, the undersigned, KwikClick, Inc., a Delaware corporation (“Maker”), promises to pay to the order of [                    ](“Holder”), at such place within the United States as Holder may designate to Maker in writing from time to time, the principal sum of [                     ] dollars [$                          ], together with interest thereon from the date of disbursement until paid and other amounts as provided herein.

1.Interest and Payments.

1.1.Interest Rate. Maker promises to pay interest through and including the Maturity Date, as defined below, on the unpaid principal balance of this Note at the annual rate of ten percent (10%) simple interest (the “Note Rate”). The Maturity Date for purposes of this Note shall be the sooner of August 31, 2023 or the receipt of equity financing in excess of $2,000,000 by Maker or other cash proceeds received by KwikClick. The time period beginning on the date first set forth above and ending on the Maturity Date is referred to herein as the term hereof.

1.2.Interest Payments. Interest accruing hereon shall be paid on or before the Maturity Date. Any unpaid interest shall be added to the principal balance on the date such interest is due and shall be subject to the interest rate set out in Paragraph 1.1.

1.3.Principal Repayment. The principal amount of this Note shall be due and payable in full in a lump sum payment on or before the Maturity Date.

1.4.The estimated use of proceeds for this Note shall be used at the Maker’s discretion for general corporate uses.

1.5.Place and Time of Payment. All payments specified herein shall be deemed made when actually received by Holder. All payments shall be made to Holder at [                             ], and shall be made without offset and without prior notice or demand.

1.6.Form and Application of Payments. Payments shall be in lawful money of the United States of America and when received by Holder shall be applied first to cost or fees incurred in the collection of this note, second to origination fee, third to accrued interest, fourth upon the portion of the principal balance then due, if any, and fifth as a principal payment.

1.7.Prepayment. This Note may be prepaid in whole or in part at any time or from time to time without premium or penalty.

1.8.Security. This Note shall be secured by the following personal property of the Company: All IP: Patents, and applied patents, IT coding and programming for the Kwik platform and integrated modules, Kwik URL, trademark and brand, customer list. The patents are further described on Exhibit A to the Security Agreement of even date.

2.Default. Time is of the essence of this Note. A default shall occur if Maker fails to make any payment under this Note on the date due.

3.Attorney Fees and Collection Costs. The prevailing party in any dispute in connection with this promissory note shall be entitled to attorney’s fees and court costs.

4.Governing Law and Venue. This Note has been executed under and shall be construed and enforced in accordance with the laws of the State of Utah. Litigation in connection with this note shall be conducted exclusively in the state of Utah Third District Court in and for Salt Lake County.

5.Amendment. This Note may not be amended, modified, or changed, nor shall any provision hereof be deemed waived, except only by an instrument in writing signed by the party against whom enforcement of any such waiver, amendment, change or modification is sought.

6.Binding Agreement. This Note shall be binding upon the successors and assigns of Maker.

7.Warranties. Maker warrants and represents to Holder that the proceeds of the loan evidenced hereby will be used for commercial purposes and will not be used for personal, consumer, residential or household purposes.

8.Construction. This Note and the other documents related hereto have been reviewed and negotiated by Maker and any other parties thereto with the benefit of or the opportunity to seek the assistance of legal counsel and shall not be construed against any party by presumption. The titles and captions contained in this Note are inserted for convenience and shall not be deemed to define, limit, extend or modify any provision of this Note.

9. Scrivener. This document was prepared by corporate counsel for the Maker. The Maker’s corporate counsel may currently represent the Holder in matters unrelated to this Note. The Holder acknowledges that the Maker’s corporate counsel does not represent the Holder in connection with this Note. The Parties by entering this Note acknowledge that they have been advised to seek the advice of independent counsel of their own choosing and have been further advised to not rely on the Maker’s corporate counsel for business or legal decisions in relation to entering this Note.

THIS NOTE has been executed as of ___________, 2023.

MAKER

KWIKCLICK, INC.

________________________

By: Jeff Yates, CFO

HOLDER

__________________________

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